                                                                  EXHIBIT 28
                        COMPUTER SCIENCES CORPORATION

                          REVENUES BY MARKET SECTOR
                               ($ in millions)
                           Fiscal Period Ended             % of Total
                        _________________________  ___________________________
                         Sep. 29,      Sep. 30,      Sep. 29,       Sep. 30,
                           1995          1994          1995           1994
                        ___________   ___________  ____________   ____________
Second Quarter

U.S. Federal Government:
     Department of Defense  $223.9        $205.1            22 %           26
     NASA                     77.5          77.4             8             10
     Civil agencies           71.5          89.2             7             11
                        ___________   ___________  _____________  ____________
          Total              372.9         371.7            37             47
                        ___________   ___________  _____________  ____________
Commercial:
     Domestic                367.3         262.3            37             33
     International           264.5         154.5            26             20
                        ___________   ___________  _____________  ____________
          Total              631.8         416.8            63             53
                        ___________   ___________  _____________  ____________

Total revenues            $1,004.7        $788.5           100 %          100
                        ===========   ===========  =============  ============

Six Months

U.S. Federal Government:
     Department of Defense  $448.5        $390.3            23  %          26
     NASA                    156.5         138.0             8              9
     Civil agencies          150.6         171.8             7             11
                        ___________   ___________  ____________   ____________
          Total              755.6         700.1            38             46
                        ___________   ___________  ____________   ____________
Commercial:
     Domestic                712.8         527.2            36             34
     International           503.1         299.3            26             20
                        ___________   ___________  ____________   ____________
          Total            1,215.9         826.5            62             54
                        ___________   ___________  ____________   ____________

Total revenues            $1,971.5      $1,526.6           100  %         100
                        ===========   ===========  ============   ============


                                 Signatures



Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



                                   COMPUTER SCIENCES CORPORATION
                                   Registrant



Date: November 13, 1995     By:/s/ Denis M. Crane
                                   -----------------------------
                                   Denis M. Crane
                                   Vice President and Controller
                                   Chief Accounting Officer